EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Pedro Reinhard and Frank H. Brod, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-8 and any or all amendments (including post-effective amendments) to such registration statements in connection with the registration under the Securities and Exchange Act of 1933 of the Company’s Common Stock and other securities for The Dow Chemical Company Employees’ Savings Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE                                         TITLE                                                         DATE

/S/ A. A. ALLEMANG                          Director and Executive                                 July 12, 2001
A. A. Allemang                                       Vice President

/S/ J. K. BARTON                                 Director                                                       July 12, 2001
J. K. Barton

/S/ F. H. BROD                                     Vice President and Controller                       July 12, 2001
F. H. Brod                                             (Principal Accounting Officer)

/S/ A. J. CARBONE                              Director and Vice                                         July 12, 2001
A. J. Carbone                                        Chairman of the Board

/S/ J. M. COOK                                    Director                                                        July 12, 2001
J. M. Cook

/S/ J. C. DANFORTH                           Director                                                        July 12, 2001
J. C. Danforth

/S/ W. D. DAVIS                                  Director                                                        July 12, 2001
W. D. Davis

/S/ B. H. FRANKLIN                          Director                                                         July 12, 2001
B. H. Franklin

/S/ A. D. GILMOUR                            Director                                                         July 12, 2001
A. D. Gilmour

/S/ M. D. PARKER                            Director, President and                                    July 12, 2001
M. D. Parker                                       Chief Executive Officer

/S/ J. P. REINHARD                          Director, Executive Vice                                  July 12, 2001
J. P. Reinhard                                      President and Chief Financial Officer

/S/ J. M. RINGLER                            Director                                                           July 12, 2001
J. M. Ringler

/S/ H. T. SHAPIRO                            Director                                                           July 12, 2001
H. T. Shapiro

/S/ W. S. STAVROPOULOS            Director and                                                     July 12, 2001
W. S. Stavropoulos                             Chairman of the Board

/S/ P. G. STERN                                Director                                                           July 12, 2001
P. G. Stern